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                                                                    Exhibit 99.1
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                      [AMERICAN TOWER LOGO APPEARS HERE]

                                              ATC CONTACT:   ANNE ALTER
                                              Director of Investor Relations
                                              Telephone: (617) 375-7500



FOR IMMEDIATE RELEASE


    AMERICAN TOWER CORPORATION ANNOUNCES PLANNED PRIVATE PLACEMENT OF NOTES
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Boston, Massachusetts   January 17, 2001 - American Tower Corporation (NYSE:
AMT) today announced that it is seeking to raise approximately $350.0 million through an institutional private placement of senior notes. Completion of the offering is expected later this month, subject to market conditions. The proceeds of the anticipated offering would be used, together with bank borrowings, to finance the construction of towers, to fund acquisitions and for general corporate purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes.

The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

                                     # # #

This press release contains forward-looking statements regarding our ability to complete this private placement and to effectively use the proceeds. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include uncertainties relating to (i) market conditions for corporate high-yield securities in general and our notes in particular, (ii) our substantial capital requirements and leverage due principally to our ongoing acquisitions and construction, (iii) our dependence on the following: wireless communications demand, use of satellites for Internet data transmission, and implementation of digital television, (iv) the success of our tower construction program, (v) our ability to locate attractive acquisition targets, acquire them on terms we feel are reasonable, and successfully integrate our acquisitions, and (vi) the governmental, expropriation, currency and fund repatriation risks inherent in our growing foreign operations. In addition, please also refer to the "Risk Factors" section of our registration statement on Form S-3 filed with the SEC on August 31, 2000 for other important factors that may cause actual results to differ materially from those expressed in our forward-looking statements. We undertake no obligation to update the forward-looking statements contained in this press release, to reflect subsequently occurring events or circumstances